UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2017

     CERES TACTICAL COMMODITY L.P.
 (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-52602 (Commission File Number)	20-2718952 (IRS Employer Identification No.)
c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:        (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement.
Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and the Registrant have entered into a management agreement dated as of October 1, 2017 (the “Management Agreement”) with Millburn Ridgefield Corporation, a Delaware corporation (“Millburn”), pursuant to which Millburn shall manage the portion of the Registrant’s assets allocated to it.
The General Partner has initially selected Millburn’s Commodity Program, a proprietary, systematic strategy, to manage the Registrant’s assets allocated to Millburn.  The Commodity Program trades a diverse group of global commodity futures markets – currently approximately 45 – although it may not trade in all such markets at all times and the number of markets may increase or decrease from time to time.  It strives to maintain a diversified portfolio of commodity futures, allocated according to volatility based risk (not face value), subject to constraints, in order to take advantage of global economic cycles and commodity price fluctuations.  The portfolio is intended to be as diversified as market liquidity permits, and each market is traded using a diversified set of directional trading systems.  Maximum market allocations for each market in the portfolio are determined based on factors including, among others, exchange regulations and depth of market.  Millburn seeks to increase the number of commodity futures markets traded in the portfolio over time as new futures contracts become available, but it is also likely that certain futures contracts will be removed from the portfolio due to diminishing liquidity.  The Commodity Program may in the future also access commodity markets through investing and trading in forward, option and swap contracts.
Pursuant to the Management Agreement, the Registrant pays Millburn a monthly management fee equal to 1/12 of 2% (2% per year) of the month-end net assets allocated to Millburn.  Millburn also receives an annual incentive fee equal to 20% of new trading profits (as defined in the Management Agreement) earned by Millburn in each calendar year.
The Management Agreement expires on June 30, 2018.  If it is not terminated as of that date, it shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until it is otherwise terminated pursuant to the terms of the Management Agreement.
The Management Agreement is filed herewith as Exhibit 10.1.
Item 9.01   Financial Statements and Exhibits.
(d)   Exhibits.
The following exhibit is filed herewith.
Exhibit No.	Description
10.1	Management Agreement dated as of October 1, 2017, by and among the Registrant, Ceres Managed Futures LLC and Millburn Ridgefield Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERES TACTICAL COMMODITY L.P.

By: Ceres Managed Futures LLC,
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  October 4, 2017